SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               FORM 8-K/A NO. 2


                                CURRENT REPORT

                                _____________

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                       Date of Report: January 26, 1998



                       RECKSON ASSOCIATES REALTY CORP.
            (Exact name of Registrant as specified in its Charter)



                                   Maryland
                           (State of Incorporation)



                     1-13762                          11-3233650
              (Commission File Number)       (IRS Employer Id. Number)


                 225 Broadhollow Road                    11747
                  Melville, New York                   (Zip Code)
         (Address of principal executive offices)



                                   (516) 694-6900
                (Registrant's telephone number, including area code)



This Form 8-K/A No. 2 is being filed to update the Form 8-K filed on January 26, 1998 and the Form 8-KA No. 1 filed on or about February 12, 1998.

ITEM 5.   OTHER EVENTS

     On January 22, 1998, Reckson Associates Realty Corp. ("Reckson") announced that on January 16, 1998 Reckson Services Industries Inc. ("RSI"), a subsidiary of Reckson Operating Partnership, L.P., filed a registration statement on Form S-1 with the Securities and Exchange Commission (File No. 333-44419) to register shares of RSI's common stock in connection with the spin-off distribution of such shares. Amendment No. 1 to such Registration Statement was filed with the Commission on April 3, 1998.

     RSI has been formed primarily to identify and acquire interests in operating companies that engage in businesses that provide services for occupants of office, industrial and other property types that Reckson may not be permitted to provide under Federal tax laws applicable to a real estate investment trust ("REIT") or that have not traditionally been performed by Reckson (collectively, "Commercial Services"). RSI will also pursue real estate or real estate related investment opportunities through Reckson Strategic Venture Partners, LLC ("RSVP"), a real estate venture capital fund created as a "research and development" vehicle for Reckson to explore and invest in real estate sectors outside of its traditional office and industrial sectors, thereby providing the potential for Reckson to incorporate one or more of these alternative sectors into its core business. RSVP may make or acquire (a) real estate or real estate-related investments other than REIT-Qualified Investments (as defined below) and (b) investments satisfying the Federal tax laws applicable to REITs ("REIT-Qualified Investments") made available to Reckson Operating Partnership that it has chosen not to pursue.

     RSI will enter into an agreement with Reckson Operating Partnership (the "Intercompany Agreement") pursuant to which RSI and Reckson Operating Partnership will agree to provide each other with first opportunity rights in respect of certain types of transactions and activities, thereby reducing the potential for conflicts of interest between the parties by formalizing their relationship at the outset. Under the Intercompany Agreement, RSI will grant Reckson Operating Partnership, L.P. a right of first opportunity to make any REIT-Qualified Investment that it develops or that otherwise becomes available to RSI. In addition, in the event any such investment opportunity becomes available to an affiliate of RSI (including RSVP), such affiliate will be required to allow Reckson Operating Partnership to participate in such investment opportunity to the extent of RSI's interest, if any, therein. Finally, Reckson Operating Partnership will grant RSI a right of first opportunity to provide Commercial Services to Reckson Operating Partnership and its tenants.

     RSI, through a subsidiary, is a managing member of RSVP. RSVP's strategy is to identify and acquire interests in established entrepreneurial enterprises with experienced management teams in market sectors which are in the early stages of their growth cycle or offer unique circumstances for attractive investments. RSVP has made an investment in the area of student housing and is targeting additional market sectors. RSVP Holdings LLC, the managing member of RSVP, has retained Mr. Seth B. Lipsay and Mr. Steven H. Shepsman to manage the day-to-day operation of RSVP, subject to the strategic direction of RSI. Mr. Lipsay previously served as a Managing Director of PaineWebber Real Estate Securities Inc. and Mr. Shepsman served as regional managing partner of the E&Y Kenneth Leventhal Real Estate Group of Ernst &
Young LLP.    RSI  has  committed to  invest up  to  $100 million  in RSVP over a period of three years. RSVP has obtained a $200 million preferred equity facility from PaineWebber Real Estate Securities
Inc. ("PWRES"). Such investment by PWRES is expected to be partially funded by an investment fund that is jointly sponsored by financier George Soros and PWRES.

     RSI expects to establish a credit facility with Reckson Operating Partnership (the "RSI Facility") in the amount of $100 million for RSI's service sector operations and other general corporate purposes. In addition, Reckson Operating Partnership has approved the funding of investments of up to $100 million with or in RSVP, through (i) loans for the funding of RSVP investments prior to the Distribution, (ii) RSVP-controlled joint venture REIT-Qualified Investments, or (iii) advances made to RSI subsequent to the Distribution under a credit facility with terms similar to those of the RSI Facility.

     Certain executive officers and directors of Reckson will serve as executive officers and directors of RSI.

     RSI is commencing a rights offering (the "Rights Offering") for purposes of (i) funding certain organizational and start-up costs and short-term losses of the Company, (ii) providing RSI sufficient initial equity capital in order to pursue its business objectives, (iii) providing capital towards meeting minimum capital requirements to commence trading in the future on an organized trading system and (iv) maintaining an appropriate capital structure.

     Concurrently with the Distribution of RSI common stock, RSI will grant to its stockholders (collectively, "Holders") one right ("Subscription Right") for each share owned by a stockholder. Each Subscription Right will entitle the Holder to purchase one share of RSI common stock at a purchase price of $1.04 per share (the "Exercise Price") and, at the election of such Holder, four additional shares (but not less than four additional shares) at a purchase price of $1.04 per share. Holders may exercise their Subscription Rights in respect of one or five shares of RSI common stock that they are entitled to purchase pursuant to each Subscription Right. Holders will not be permitted to purchase more than one share and less than five shares in respect of a Subscription Right. Holders of Subscription Rights will have the opportunity to acquire up to an aggregate of approximately 20,310,050 shares of RSI common stock.

     It is anticipated that RSI and an entity owned by certain members of management of RSI (the "Standby Purchaser") will enter into a Standby Agreement pursuant to which the Standby Purchaser will agree to purchase, and RSI will agree to sell, any and all shares of RSI common stock that were the subject of Subscription Rights in the Rights Offering but were not subscribed for by the Holders thereof on the expiration date of the Rights Offering at the Exercise Price.

     RSI's initial investments are comprised of (i) convertible loans made to OnSite Ventures, L.L.C. ("OnSite"), a company providing advanced telecommunications systems and services within commercial and residential buildings and/or building complexes, (ii) a 9.9% equity interest in Reckson Executive Centers LLC, an executive office suites business operated at Reckson's properties that was acquired from Reckson Operating Partnership for an aggregate purchase price of $200,000, and an option to acquire a majority equity interest in InterOffice (Superholdings) Corporation (the "Office Suites Company"), a joint venture that owns 100% of InterOffice (Holdings) Corporation, a national executive office suites business, (iii) RSI's indirect interest in the assets of RSVP (currently interests in American Campus Lifestyles Companies, LLC, a student housing enterprise that develops, constructs, manages and acquires on-and off-campus student housing projects, and the Dobie Center, a student housing facility).

     ONSITE. On February 20, 1998, RSI entered into a contract to acquire through its wholly-owned subsidiary, RSI-OSA Holding Inc., an interest in OnSite, which has been formed as a joint venture entity to acquire and hold 100% of the equity interests of OnSite Access LLC and OnSite Access Local LLC (collectively, "OSA"). OSA is engaged in the business of installing state-of-the-art telecommunications infrastructure in commercial and residential buildings and complexes, including wiring, cabling and transmission equipment and providing telecommunication, computer and Internet services. OSA commenced operations in February 1997. The OnSite transaction has been closed in escrow pending the receipt of regulatory approvals from the Federal Communications Commission, the State of New York and the State of Connecticut, and as of the date hereof RSI has made certain convertible loans to OnSite pending regulatory approval. Although such approvals are pending and management believes that such approvals will be obtained, there can be no assurance that the approvals will be received.

     EXECUTIVE OFFICE SUITES. RSI has obtained a 9.9% ownership interest in Reckson Executive Centers LLC, an executive office suites business which currently operates at nine of Reckson's properties encompassing approximately 100,800 rentable square feet. RSI has acquired the 9.9% interest in Reckson Executive Centers LLC from Reckson Operating Partnership for a purchase price of $200,000. Reckson Executive Centers LLC provides tenants with furnished office suites and immediate support services, including secretarial services, telecommunication services and conference facilities. In addition, RSI is presently seeking to acquire a portion of the remaining 90.1% interest from the owner of such interest, who presently manages the day-to-day operations of Reckson Executive Centers LLC. Such owner, Arnold Widder, also currently serves as a non-executive officer of Reckson.

     RSI has also obtained an option from Reckson Management Group, Inc., a company in which Reckson Operating Partnership owns a 97% non-voting interest (the "Reckson Management Company"), to acquire a majority equity interest in the Office Suites Company. Reckson Management Company closed the acquisition of the Office Suites Company in January 1998. Jon L. Halpern, a director of the Company, owns a 22.75% interest in the Office Suites Company. RSI's option to acquire Reckson Management Company's interest in the Office Suites Company has a five-year term and is exercisable at any time at a price equal to Reckson Management Company's cost in acquiring the interest plus carrying costs from the date of acquisition. Management has determined that RSI will not exercise its option to acquire Reckson Management Company's interest in the Office Suites Company unless significant due diligence and an audit of such company's financial statements have been completed to its satisfaction.

     INITIAL INVESTMENTS OF RSVP. RSVP has acquired an indirect interest in two investments: ACLC and Dobie Center. Jon L. Halpern, a director of the Company, owns a 331/3% interest in the joint venture that owns 76.09% of ACLC and a 331/3% interest in the joint venture that owns 70% of the Dobie Center.

     RSVP has acquired a 331/3% interest in a joint venture that owns a 76.09% interest in American Campus Lifestyles Companies, LLC ("ACLC"), a student housing enterprise which develops, constructs, manages and acquires on-
 and off-campus student housing projects, for $1.51 million in cash. RSVP is negotiating to acquire an additional interest in such joint venture. ACLC currently manages approximately 3,600 student beds in several different projects located in Texas, Oklahoma and Florida.

     RSVP has acquired a 331/3% interest in a joint venture that owns a 70% interest in the Dobie Center, a 27-story off-campus student housing project located directly opposite the campus of the University of Texas at Austin, for $3.62 million in cash. The Dobie Center is one of the nation's largest off-campus student housing facilities, with a student residential tower of 504 rooms accommodating approximately 950 students, a two story student oriented retail shopping mall comprising 70,000 rentable square feet and a six story parking garage accommodating up to 668 cars.

     The transactions described above involve various risks including risks associated with the limited assets that RSI owns, RSI's lack of operating history, management's lack of experience in certain sectors in which RSI is expected to operate, potential conflicts of interest between Reckson and its affiliates and RSI and its affiliates, RSI's dependence on Reckson Operating Partnership, L.P., RSI's current limited access to the capital markets and other funding sources, the existence of certain antitakeover provisions applicable to RSI, the limited trading of the RSI Common Stock and RSI's intention not to pay any dividends in the foreseeable future.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

None

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              RECKSON ASSOCIATES REALTY CORP.


                              /s/ J. Michael Maturo
                              -----------------------------------------
                              J. Michael Maturo
                              Executive Vice President
                              and Chief Financial Officer



Date:  April 6, 1998